EXHIBIT 16.2



Caldwell, Becker, Dervin, Petrick & Co., L.L.P. letterhead




Securities and Exchange Commission
450 5th Street NW
Washington, DC  20549

Gentlemen:


We were previously principal accountants for Tridon Enterprises Incorporated (the "Company") and reported on the financial statements of the Company for the years ended April 30, 1999 and 2000. Effective August 24, 2001, our appointment as principal accountants was terminated. We have read the Company's statements included under Item 4 of its Form 8-K dated August 24, 2001, and we agree with such statements, except that we are not in a position to agree or disagree with the Company's statement that the change was approved by the Board of Directors.

Very truly yours,

/s/ CALDWELL, BECKER, DERVIN, PETRICK & CO., LLP
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CALDWELL, BECKER, DERVIN, PETRICK & CO., LLP


Woodland Hills, CA
October 22, 2001





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